Exhibit 23.6

Form S-4 Consent

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of her name as a Director Nominee in the registration statement on Form S-4, and any amendments thereto, to be filed by Empire State Realty Trust, Inc.

/s/ Alice M. Connell
Alice M. Connell

Dated: August 23, 2012